Amendment No. 1 to Distribution Fee Letter Agreement

This Amendment No. 1 dated as of August 16, 2018 (the “Effective Date”), to the Distribution Fee Letter Agreement (this “Amendment”), by and between AQR Capital Management, LLC, a Delaware limited liability company (the “Adviser”), AQR Funds, a Delaware statutory trust established under the laws of the State of Delaware (the “Trust”), and ALPS Distributors, Inc., a Colorado corporation (the “Distributor”).

WHEREAS, the Adviser, Trust and the Distributor entered into a Distribution Fee Letter Agreement dated April 16, 2018, as amended and as in effect prior to giving effect to this Amendment (the “Agreement”); and

WHEREAS, the Adviser, Trust, and the Distributor wish to amend the Agreement to reflect the addition of a new Portfolio and three classes of such new Portfolio under Exhibit A of the Agreement.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.      Upon the Effective Date, the parties hereto agree to delete the current EXHIBIT A – LIST OF PORTFOLIOS to the Agreement in its entirety and replace it with a new EXHIBIT A – LIST OF PORTFOLIOS attached hereto and incorporated by reference herein.

2.      Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

AQR CAPITAL MANAGEMENT, LLC		ALPS DISTRIBUTORS, INC.

By:	/s/ William J. Fenrich	By:	/s/ Steven B. Price
Name: William J. Fenrich		Name: Steven B. Price
Title: Principal & Chief Legal Officer		Title: SVP, Director of Distribution Services

AQR FUNDS

By:	/s/ Nicole DonVito
Name: Nicole DonVito
Title: Chief Legal Officer & Vice President

EXHIBIT A

LIST OF PORTFOLIOS

PORTFOLIO	CLASSES OFFERED

AQR Large Cap Momentum Style Fund	Class I Class N Class R6

AQR Small Cap Momentum Style Fund	Class I Class N Class R6

AQR International Momentum Style Fund	Class I Class N Class R6

AQR Global Equity Fund	Class N Class I Class Y Class R6

AQR International Equity Fund	Class N Class I Class Y Class R6

AQR International Small Cap Fund	Class N Class I Class Y

AQR Emerging Markets Fund	Class N Class I Class Y

AQR Equity Plus Fund	Class N Class I

AQR Small Cap Core Fund	Class N Class I

AQR Small Cap Growth Fund	Class N Class I

AQR Diversified Arbitrage Fund	Class N Class I Class R6

AQR Managed Futures Strategy Fund	Class N Class I Class R6

AQR Risk Parity Fund	Class N Class I Class R6

AQR Multi-Strategy Alternative Fund	Class N Class I Class R6

AQR TM Large Cap Momentum Style Fund	Class I Class N Class R6

AQR TM Small Cap Momentum Style Fund	Class I Class N Class R6

AQR TM International Momentum Style Fund	Class I Class N Class R6

AQR Large Cap Defensive Style Fund	Class N Class I Class R6

AQR International Defensive Style Fund	Class N Class I Class R6

AQR Emerging Defensive Style Fund	Class N Class I Class R6

AQR Risk-Balanced Commodities Strategy Fund	Class N Class I Class R6

AQR Risk-Balanced Commodities Strategy LV Fund	Class N Class I

AQR Risk Parity II MV Fund	Class N Class I Class Y Class R6

AQR Risk Parity II HV Fund	Class N Class I

Class Y Class R6

AQR Large Cap Multi-Style Fund	Class N Class I Class R6

AQR Small Cap Multi-Style Fund	Class N Class I Class R6

AQR International Multi-Style Fund	Class N Class I Class R6

AQR Long-Short Equity Fund	Class N Class I Class R6

AQR Managed Futures Strategy HV Fund	Class N Class I Class R6

AQR Style Premia Alternative Fund	Class N Class I Class R6

AQR Global Macro Fund	Class N Class I Class R6

AQR Emerging Multi-Style Fund	Class I Class N Class R6

AQR Emerging Momentum Style Fund	Class I Class N Class R6

AQR Equity Market Neutral Fund	Class I Class N Class R6

AQR Style Premia Alternative LV Fund	Class I Class N Class R6

AQR TM Large Cap Multi-Style Fund	Class I Class N Class R6

AQR TM Small Cap Multi-Style Fund	Class I Class N Class R6

AQR TM International Multi-Style Fund	Class I Class N Class R6

AQR TM Emerging Multi-Style Fund	Class I Class N Class R6

AQR Style Premia Alternative II Fund	Class I Class N Class R6

AQR Large Cap Relaxed Constraint Equity Fund	Class N Class I Class R6

AQR Small Cap Relaxed Constraint Equity Fund	Class N Class I Class R6

AQR International Relaxed Constraint Equity Fund	Class N Class I Class R6

AQR Emerging Relaxed Constraint Equity Fund	Class N Class I Class R6

AQR Alternative Risk Premia Fund	Class I Class N Class R6

AQR Core Plus Bond Fund	Class I Class N Class R6

AQR High Yield Bond Fund	Class I Class N Class R6

AQR Volatility Risk Premium Fund	Class I Class N Class R6